Exhibit 10.3

June 29, 2020

Blaine Templeman

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Re:	Option Extension

Dear Blaine:

This letter is to inform you that in connection with entering into the proposed merger transaction pursuant to the that certain Agreement and Plan of Merger and Reorganization among Aduro Biotech, Inc. (the “Company”), Aspire Merger Sub, Inc., and Chinook Therapeutics U.S., Inc. dated as of June 1, 2020 (the “Chinook Transaction”), the Board of Directors of the Company has approved the following treatment of your options to purchase the Company’s common stock (each, an “Option”). In the event of your Separation from Service (as defined in the Aduro Biotech, Inc. Amended and Restated Severance Plan and Summary Plan Description (the “Severance Plan”)), your then-outstanding Options (to the extent vested, after giving effect to any applicable acceleration), will remain outstanding and exercisable until 18 months following the date of such Separation from Service plus an additional 180 days in the event that shares issuable upon the exercise of any such Options would be subject to the terms of a lock-up agreement in connection with the Chinook Transaction following your Separation from Service; provided, however, that no option shall remain exercisable following the expiration of its term

Except as otherwise set forth in this letter, all terms and conditions of the Options remain the same. Please indicate your acknowledgment and agreement with this letter by signing in the space below and return this letter to Celeste Ferber at cferber@aduro.com no later than July 2, 2020. Upon the Company’s receipt of your signed letter, each Option Agreement will be deemed amended to the extent necessary to reflect the terms of this letter. If you have any questions regarding this letter, please contact Celeste Ferber at cferber@aduro.com.

Sincerely,

/s/ Celeste Ferber

Celeste Ferber
SVP, General Counsel and Secretary

Acknowledged and agreed:

/s/ Blaine Templeman	Date: 7/1/2020
Blaine Templeman